FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, S.C. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2005

AZZ incorporated

(Exact name of Registrant as specified in its charter)

TEXAS	1-12777	75-0948250
(State or Other Jurisdiction of Incorporation or Organization)	Commission File No.	(I.R.S. Employer Identification Number)

University Center 1, Suite 200

1300 South University Drive

Fort Worth, TX 76107

(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code: (817) 810-0095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2005 Long Term Incentive Plan

On May 9, 2005, the board of directors approved AZZ incorporated’s 2005 Long-Term Incentive Plan (the “LTIP”) to become effective on that date, subject to the approval of the shareholders. On July 12, 2005, the shareholders of the company approved the LTIP in the form recommended by the board of directors at the annual meeting of shareholders. The following description of the LTIP was included in, and a copy of the plan was attached to, the proxy statement delivered to shareholders for the annual meeting and filed with the Securities and Exchange Commission on June 7, 2005. A copy of the LTIP is also attached hereto as Exhibit 10.1 and is incorporated into this filing by reference. The following summary of the plan is not intended to be complete.

The purpose of the LTIP is to promote AZZ’s growth and general prosperity by enabling the Company to grant to its employees and directors awards of stock options, performance awards, restricted stock, stock appreciation rights and stock unit awards. The LTIP is designed to assist the Company and its subsidiaries in attracting and retaining superior personnel for positions of substantial responsibility, to provide employees and directors with an additional incentive to contribute to the success of AZZ and to align employees’ and directors’ long-term financial interests with those of its other shareholders.

Available Shares

The maximum number of shares of AZZ common stock which may be issued under the LTIP (or with respect to which awards may be granted) is 250,000 shares. The maximum number of shares of common stock that may be granted to any one person during any calendar year is 100,000 shares. Shares issued under the LTIP may be either authorized and unissued shares of common stock or shares of common stock issued and later acquired by AZZ. Any shares of common stock subject to a stock option that are not issued prior to the time the award expires, or any restricted stock that is forfeited, will again be available for award under the LTIP.

Persons Eligible To Participate

All AZZ employees and directors are eligible to participate in the LTIP. Subject to the provisions of the LTIP, the compensation committee of the board of directors may grant awards in its sole discretion. Awards of incentive stock options, however, may be granted only to persons who are employees of AZZ or of an affiliate whose employees qualify, under federal income tax law, to receive incentive stock options.

Administration

The compensation committee has broad powers under the LTIP to, among other things, administer and interpret the LTIP, establish guidelines for the LTIP’s operation, select persons to whom awards are to be made under the LTIP, determine the types and sizes of awards to be granted under the LTIP and determine other terms and conditions of an award. In addition, except as the LTIP otherwise provides, the committee also has the power to waive restrictions or limitations on the exercisability of awards and to accelerate and extend existing awards. The compensation committee also has the power to modify or amend the terms of existing awards.

Types of Awards

The LTIP provides for the grant of any or all of the following types of awards:

•	stock options (including incentive stock options and nonqualified stock options);

•	stock appreciation rights;

•	restricted stock awards;

•	stock unit awards; and

•	performance awards.

Stock Options. Under the LTIP, the committee may grant awards in the form of options to purchase shares of common stock. Options may be in the form of incentive stock options or nonqualified stock options. The committee will, with regard to each stock option, determine the number of shares subject to the option, the term of the option (which, for both incentive and nonqualified stock options, may not exceed ten years), the exercise price per share of stock subject to the option (which, for both incentive and nonqualified stock options, must not be less than the fair market value of the shares of common stock at the time of grant), the vesting schedule (which will be over a four year term, unless the committee determines otherwise), and the other material terms of the option. Any option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

The option price upon exercise shall be paid by the optionee, as the committee may in each case determine:

•	in cash;

•	by certified or cashier’s check;

•	in shares of AZZ common stock held for at least six months;

•	by delivery of a copy of irrevocable instructions from the optionee to a broker or dealer, reasonably acceptable to the committee, to sell shares of common stock purchased upon exercise of the option or to pledge them as collateral for a loan from a third party and promptly to deliver to AZZ the amount of sale or loan proceeds necessary to pay such purchase price; or

•	in any other form of valid consideration permitted by the committee in its discretion.

Restricted Stock Awards. The LTIP authorizes the committee to grant awards in the form of restricted shares of AZZ common stock. The awards may be in amounts and subject to terms and conditions the committee may determine, provided that the shares will be restricted for a period of not more than ten years. During this period, the sale, assignment, transfer, pledge or other encumbrance of the shares is restricted, and the shares are subject to forfeiture to AZZ in the event the awardee ends his position as an employee or director of AZZ or one of its subsidiaries before the period of restriction expires. However, if an awardee’s employment or service ends due to his death, permanent disability or retirement, or termination without cause, or constructive termination after a change in control (as defined in the LTIP), his shares are not forfeited.

Stock Appreciation Rights. The LTIP also authorizes the committee to grant awards in the form of stock appreciation rights. A stock appreciation right represents the right to receive payment in cash, AZZ common stock or a combination of cash and common stock in an amount equal to the excess of the fair market value (as defined in the LTIP) of a specified number of shares of AZZ common stock at the time the right is exercised over the exercise price of such right at the time it was granted (which may not be less than 100% of the fair market value (as defined in the LTIP) of the same number of share of AZZ common stock at the time the right was granted). The committee has the authority to designate the terms and conditions of stock appreciation rights granted under the LTIP, which terms may differ from one grant to another, although rights may not expire more than ten years from the date of grant. All AZZ employees and directors are eligible to receive stock appreciation rights, and, as a condition to receiving an award, each awardee must enter a written stock appreciation rights agreement with the Company.

Stock Unit Awards. The committee may also grant stock unit awards under the LTIP. Awards of stock units are denominated in shares of common stock, but may be paid either in shares of common stock or cash, as the committee determines. The committee has the authority to designate the terms and conditions of stock unit awards granted under the LTIP, which terms may differ from one grant to another, although awards may not expire [less than three or] more than ten years from the date of grant. All AZZ employees and directors are eligible to receive these awards, and, as a condition to receiving an award, each awardee must enter a written stock unit award agreement with the Company.

Performance Awards. The LTIP also authorizes the committee to grant performance awards. These awards are divided into two categories:

•	performance shares, which include the right to receive shares of AZZ common stock, restricted stock or cash of equal value (or any combination of these as determined by the committee); and/or

•	performance units, which include the right to receive a fixed cash payment, shares of AZZ common stock or restricted stock (or any combination of these as determined by the committee).

The committee can grant performance awards for no cash consideration or for any other consideration required by law or specified at the time of the grant. Each performance award will have its own terms and conditions (determined and modified at the committee’s discretion), which can include provisions establishing the performance period, the performance criteria to be achieved during a performance period and the maximum and minimum settlement values. These awards may be valued according to the fair market value of AZZ shares or any method chosen by the committee. Performance awards may be paid in cash, shares of AZZ common stock (including restricted stock) and/or other consideration. Achievement of the performance objective can constitute consideration as well. These awards may be paid in a single payment or in installments and can be paid at a specified date or upon attaining the performance objective, all at the committee’s discretion. All AZZ employees and directors are eligible to receive these awards, and, as a condition to receiving an award, each awardee must enter a written performance award agreement with the Company.

Termination of Awards

Awards of options granted under the LTIP may terminate early upon the death, disability, or termination of awardee’s employment. If an awardee’s employment is terminated for cause, the awardee’s awards (other than restricted stock that has already vested) will automatically expire on the termination date.

Compliance With Securities Laws

No awards may be granted under the LTIP unless the Company complies with applicable securities laws and lists the shares of common stock granted by awards with the New York Stock Exchange. With regard to any shares granted under the LTIP through options or restricted stock, AZZ management plans to register these shares under the federal securities laws and list them with the New York Stock Exchange.

Transferability

Awards granted under the LTIP (other than restricted stock that has fully vested) cannot be transferred except by will or the laws of descent and distribution, or with respect to nonqualified stock options, by the terms of a qualified domestic relations order. Incentive stock options awarded under the LTIP may be exercised during the life of an optionee only by the optionee or his legally authorized representative. The committee, in its discretion, may permit nonqualified stock options to be transferred to members of the awardee’s immediate family, trusts for the benefit of immediate family members, and partnerships in which immediate family members are the only partners, but only if there is no consideration for the transfer.

Acceleration of Awards

The committee may accelerate the exercisability or other vesting of any award at any time. Awards granted under the LTIP will vest in full immediately if AZZ experiences an actual or a threatened change in control (as determined by the committee in its sole discretion).

Term

The LTIP terminates on May 9, 2015. No award will be granted under the LTIP after that date.

Independent Director Compensation Plan

On July 12, 2005, the compensation committee of the board of directors of the registrant recommended to the board, and the board approved, the Independent Director Compensation Plan (the “Plan”) for the independent directors, which is to remain in place until replaced or modified by the board. The following is a description of the Plan provided pursuant to Paragraph 10 (iii) (B) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

A)	Cash Compensation

1)	Annual Retainer

a)	Independent Directors - $10,000

b)	Board of Director Chairman - $ 60,000

2)	Board Meeting Fees - $ 1,500 per meeting

3)	Committee Fees

a)	Audit Committee

(i)	Committee Chair - $ 3,000 Annually

(ii)	Meeting Compensation - $ 1,500 Per Meeting

b)	Compensation Committee

(i)	Committee Chair - $ 1,500 Annually

(ii)	Meeting Compensation - $ 1,000 Per Meeting

c)	Nominating and Governance Committee

(i)	Committee Chair - $ 1,500 Annually

(ii)	Meeting Compensation - $ 1,000 Per Meeting

B)	Equity Compensation

1)	Annual Value of $ 15,000 - The Compensation Committee will recommend to the Board each year the exact form of compensation in nonqualified stock options, stock appreciation rights, restricted stock, stock unit awards, or performance awards.

2)	Annual Stock Grant – 1,000 Shares

Pursuant to Paragraph 10 (iii) (B) to Item 601 of Regulation S-K, a copy of the foregoing description is also included as Exhibit 10.2 hereto and is incorporated into this filing by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	AZZ incorporated 2005 Long Term Incentive Plan

Exhibit 10.2	Independent Director Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated

DATE: 7/14/2005	By:	/s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer